Exhibit 5.1

Karen E. Deschaine

+1 858 550 6088

kdeschaine@cooley.com

August 11, 2022

Palisade Bio, Inc.

7750 El Camino Real, Suite 5200

Carlsbad, CA 92009

Ladies and Gentlemen:

We have acted as counsel to Palisade Bio, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (no. 333-265769) (the “Initial Registration Statement”) with the Securities and Exchange Commission, including a related prospectus included in the Initial Registration Statement (the “Prospectus”), and a Registration Statement on Form S-1 related thereto (the “462(b) Registration Statement”) and, together with the Initial Registration Statement, the “Registration Statements”) filed pursuant to Rule 462(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), together covering an underwritten public offering of (i) up to 49,360,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) 1,460 shares (the “Preferred Shares”) of the Company’s Series B Preferred stock, par value $0.01 per share, which Preferred Shares will be convertible into up to 5,840,000 shares of Common Stock (the “Conversion Shares”), (iii) warrants (the “Series 1 Warrants”) to purchase up to 55,200,000 shares of Common Stock, and (iv) warrants (the “Series 2 Warrants” together with the Series 1 Warrants, the “Common Warrants”) to purchase up to 55,200,000 shares of Common Stock. The Registration Statements also cover the issuance of warrants to purchase up to 3,312,000 shares of Common Stock being issued to Ladenburg Thalmann & Co. Inc., the representative of underwriters of the offering (the “Representative Warrants”) and the shares of Common Stock issuable upon exercise thereof. The Common Warrants and the Representative Warrant are collectively referred to herein as the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrants Shares.”

In connection with this opinion, we have (i) examined and relied upon the Registration Statements and the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, the form of the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the ”Certificate of Designation”) filed as an exhibit to the Initial Registration Statement, the form of the Warrants filed as an exhibit to the Initial Registration Statement, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the Certificate of Designation reflecting such pricing terms for the Preferred Shares is filed with the Secretary of State of the State of Delaware. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Cooley LLP    4401 Eastgate Mall    San Diego, CA    92121-1909

t: (858) 550-6000    f: (858) 550-6420    cooley.com

We express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, cause the Warrants to be exercisable for more shares of the Common Stock than the number that remain available for issuance under the then effective certificate of incorporation of the Company. Further, we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i)    our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii)    our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii)    we express no opinion with respect to any provision of the Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, buy-in damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; (i) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(v)    we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares, when sold and issued against payment therefor as described in the Registration Statements and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) the Warrants, when sold and issued against payment therefor as described in the Registration Statements and the Prospectus, will constitute valid and binding obligations of the Company, (iii) upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and the due issuance and delivery in exchange against payment therefor as described in the Registration Statements and the Prospectus, the Preferred Shares will be validly issued, fully paid and nonassessable, and (iv) the Conversion Shares, when issued upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares, will be validly issued, fully paid and nonassessable, and (v) the Warrant Shares, when sold and issued against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Cooley LLP    4401 Eastgate Mall    San Diego, CA    92121-1909

t: (858) 550-6000    f: (858) 550-6420    cooley.com

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Initial Registration Statements and to the filing of this opinion as an exhibit to the amendment to the Initial Registration Statement filed pursuant to Rule 462(d) under the Securities Act.

Sincerely,

COOLEY LLP

By:	/s/ Karen E. Deschaine
Karen E. Deschaine

Cooley LLP    4401 Eastgate Mall    San Diego, CA    92121-1909

t: (858) 550-6000    f: (858) 550-6420    cooley.com